Exhibit 99.3

Adaptimmune Announces New Senior Vice President of Global Bio-Process and Development

PHILADELPHIA, Pa. and OXFORD, UK., January 9, 2017 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that Mark E. Dudley, Ph.D. has joined the company as Senior Vice President of Global Bio-Process and Development.

Dr. Dudley has been a pioneer in the field of immunotherapy manufacturing, and has developed and implemented innovative early process design with accompanying analytics for multiple therapies. Prior to joining Adaptimmune, Dr. Dudley was the Director of New Cell Products for Cell and Gene Therapy at Novartis in Cambridge, MA where he served on the technical R&D leadership team, and was responsible for establishing scalable, GMP-compliant production strategies, and facilitating globalization of CAR-T products and platforms.  Prior to joining Novartis, Dr. Dudley served as Director of the Cell Production Facility at the National Cancer Institute (NCI) in Bethesda, MD where he also led scientific and technical innovation enabling key milestones in immuno-oncology success. Dr. Dudley’s work has resulted in more than 100 peer-reviewed publications, and he is co-author on numerous seminal papers including early tumor-infiltrating lymphocytes studies demonstrating that adoptive T-cell transfer has tumor eradicating potential.

“We are delighted to have Dr. Dudley join our Adaptimmune team,” said Gwendolyn Binder-Scholl, Ph.D., Adaptimmune’s Chief Technology Officer. “Mark is one of the most highly experienced T-cell manufacturing scientists in the world, and he also has hands-on experience with the unique commercial challenges for this emerging therapeutic modality.  I look forward to supporting Mark in the planning and execution of his vision for continuous innovation in and delivery of our SPEAR® T-cell therapy manufacture, in clinical development and future commercialization.”

Before joining the NIH and subsequently Novartis, Dr. Dudley earned his Ph.D. in Biological Sciences at Stanford University, and had post-doctoral fellowships at The University of Pennsylvania in Philadelphia, PA, and at the Jackson Laboratory in Bar Harbor, ME.

Dr. Dudley said: “I am very excited to join Adaptimmune. The Company has already made great progress in establishing a commercial-ready process for SPEAR T-cell manufacturing, and I look forward to working with the team to further enhance efficiencies and drive continuous improvement to meet the needs of our patients.”

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has multiple proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10, AFP and MAGE-

A4 cancer antigens, which all have open INDs. The Company has identified over 25 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Will Roberts

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com